EXHIBIT 99

               PRESS RELEASE OF PROVIDENT FINANCIAL SERVICES, INC.



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                                  News Release
Contact:

Kenneth J. Wagner
Investor Relations
Provident Financial Services, Inc.
830 Bergen Avenue
Jersey City, NJ  07306
201-915-5344

For Immediate Release: July 17, 2003


       Provident Financial Services, Inc. Declares Quarterly Cash Dividend




Provident Financial Services, Inc. (NYSE:PFS), the holding company for The Provident Bank, today announced that its Board of Directors declared a quarterly cash dividend of $0.05 per common share. This dividend will be payable August 29, 2003 to stockholders of record as of the close of business on August 15, 2003.

The Provident Bank currently operates 50 full-service branches in northern and central New Jersey.